UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2022

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario Canada	M5C 1P1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-477-7771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreements

On January 10, 2022, Bunker Hill Mining Corp. (the “Company”) announced the closing of the previously announced purchase of the Bunker Hill Mine and $8 million Royalty Convertible Debenture with Sprott Private Resource Streaming & Royalty Corp (“SRSR” or “Sprott”).

Following the approval of the transaction by Placer Mining Corp. shareholders and satisfaction of other closing conditions, the purchase of the Bunker Hill Mine closed on Friday, January 7 th . Concurrently, definitive documentation and all closing conditions were met for the $8 million Royalty Convertible Debenture. As announced in the Company’s news release on December 20, 2021, the Royalty Convertible Debenture funds the purchase of the Bunker Hill Mine, a $2 million payment to the EPA, and near-term working capital requirements until closing of the $5 million Convertible Debenture.

The Royalty Convertible Debenture is currently secured by a share pledge of the Company’s operating subsidiary, while a full security package is put in place that will also enable funding of the $5 million Convertible Debenture, as announced on December 20, 2021.

On January 31, 2022, the Company announced the closing of the previously announced Convertible Debenture with SRSR for total gross proceeds of $6 million, an increase of $1 million from the previously envisaged $5 million.

The Convertible Debenture funds near-term working capital requirements, mine development, and the advancement of its Prefeasibility Study, including engineering studies for the demobilization and construction of the Pend Oreille process plant at Bunker Hill.

Following the satisfaction of all closing conditions, including completion of definitive documentation and a full security package, the transaction closed on January 28, 2022. The parties agreed to increase the funding by $1 million, reflecting increased demand from Sprott and other investors. The terms of the Convertible Debenture are unchanged from the Company’s news release of December 20, 2021, including an annual interest rate of 7.5% payable in cash or shares at the Company’s option, and a maturity of July 7, 2023. Until the closing of the royalty stream of up to $37 million, the final tranche in the project finance package, the Convertible Debenture is convertible into shares of the Company at a share price of CAD 0.30 per share. At the time that the stream is advanced, the investors may elect to retire the Convertible Debenture in shares or with the cash proceeds of the stream.

ITEM 9.01(b) Exhibits

Exhibit	Description

10.1	Form of Secured Convertible Note

10.2	Secured Royalty Convertible Debenture

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

/s/ Sam Ash
Sam Ash
CEO

Date: February 3, 2022